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                                                                      EXHIBIT 99

                             JOINT FILING AGREEMENT

            The undersigned hereby agree to jointly file a statement on Schedule 13D, together with any amendments thereto (collectively, the "Schedule 13Ds"), with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Joint Filing Agreement may be signed in counterpart copies.

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Dated: June 27, 2003                  NICC HOLDINGS, INC.

                                      By: /s/ Kristin Adrian
                                          -------------------------------------
                                          Name:  Kristin Adrian
                                          Title: Assistant Secretary

Dated: June 27, 2003                  NESTLE HOLDINGS, INC.

                                      By: /s/ Kristin Adrian
                                          -------------------------------------
                                          Name:  Kristin Adrian
                                          Title: Senior Vice President,
                                          General Counsel, and Secretary

Dated: June 27, 2003                  NESTLE S.A.

                                      By: /s/ Kristin Adrian
                                          -------------------------------------
                                          Kristin Adrian, attorney-in-fact for

                                          Name:  H.P. Frick
                                          Title: Senior Vice President and
                                                 General Counsel of Nestle S.A.
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